Ingersoll Rand Reports Record Second Quarter 2024 Revenue, Adjusted EBITDA, and Adjusted EPS Performance
Raises Guidance for Total Company Revenue, Adjusted EBITDA, and Adjusted EPS
Second Quarter 2024 Highlights
(All comparisons against the second quarter of 2023 unless otherwise noted.)
Strong performance driven by its competitive differentiator - Ingersoll Rand Execution Excellence (IRX):
•Second quarter orders of $1,799 million, up 4%, or down 1% organic
◦On a two-year stack, up 12%, or up 3% organic
•Reported second quarter revenues of $1,805 million, up 7%, or up 1% organic1
◦On a two-year stack, up 24%, or up 13% organic1
•Reported net income attributable to Ingersoll Rand Inc. of $185 million, or earnings of $0.45 per share
◦Adjusted net income1 of $341 million, or $0.83 per share
•Adjusted EBITDA1 of $495 million, up 16%, with a margin of 27.4%, up 220 basis points year over year
◦Gross Margin improvement of 250 basis points
•Reported operating cash flow of $305 million and free cash flow1 of $283 million, up 39%
•Liquidity of $3.7 billion as of June 30, 2024, including $1.1 billion of cash on hand and undrawn capacity of $2.6 billion under available credit facilities
•Backlog remains near historically high levels, up 3% with a book to bill of 1.0x for the second quarter and a book to bill of 1.01x for the first half of 2024
Raising 2024 Guidance
•Raising total revenue growth guidance to a range of 6% to 8% for the full year
•Raising Adjusted EBITDA1 guidance to a range of $2,010 to $2,060 million, up 12% to 15% over prior year
•Raising full-year 2024 Adjusted EPS1 guidance to a range of $3.27 to $3.37, up 10% to 14% over prior year
DAVIDSON, N.C. - July 31, 2024 - Ingersoll Rand Inc. (NYSE: IR) reported record second quarter revenues, Adjusted EBITDA, and Adjusted EPS.
“Our results demonstrate that Ingersoll Rand continues to expand into durable, high-growth, sustainable end markets,” said Vicente Reynal, chairman and chief executive officer of Ingersoll Rand. “Despite the headwinds in the macroeconomic environment, we are raising our guidance on revenue, Adjusted EBITDA, and Adjusted EPS following a solid performance this quarter. We remain confident that our IRX execution model will continue to drive long-term value creation.”
1 Non-GAAP measure (definitions and/or reconciliations in tables below)

Second Quarter 2024 Segment Review
(All comparisons against the second quarter of 2023 unless otherwise noted.)
Industrial Technologies and Services Segment (IT&S): broad range of compressor, vacuum, blower, and air treatment solutions as well as industrial technologies including power tools and lifting equipment
•Reported Orders of $1,465 million, up 1%, or down 3% organic
◦On a two-year stack, up 14%, or up 6% organic
◦Book to bill of 1.0x in the quarter and 1.01x in the first half of 2024
◦Up 5% sequentially as compared to Q1 2024
•Reported Revenues of $1,467 million, up 6%, or up 1% organic1
•Reported Segment Adjusted EBITDA of $436 million, up 16%
•Reported Segment Adjusted EBITDA Margin of 29.7%, up 230 basis points, due to continued pricing strength and IRX driving strong operational execution
•IT&S saw organic orders finish largely in line with expectations, down 3%, mainly due to China market headwinds including large, long-cycle orders taken in the prior year in electric vehicle (EV) battery and solar end markets. Within compressors, orders were up low-single-digits and revenue was up mid-single digits2. Book to bill remains on track and consistent with the previous guidance, finishing above 1.0x in the first half of the year.
Precision and Science Technologies Segment (P&ST): Mission-critical precision liquid, gas, air and powder handling technologies for life sciences, industrial, and aerospace and defense applications
•Reported Orders of $334 million, up 14%, or up 6% organic
◦On a two-year stack, up 6%, or down 4% organic
◦Book to bill of 0.99x in the quarter and 1.01x in the first half of 2024
•Reported Revenues of $339 million, up 10%, or down 1% organic1
•Reported Segment Adjusted EBITDA of $103 million, up 14%
•Reported Segment Adjusted EBITDA Margin of 30.3%, up 110 basis points, driven largely by improvements in pricing versus cost and strong operational execution driven by IRX
•Organic order growth was strong across both Life Sciences and the Industrial businesses. In the Industrial businesses, short cycle orders grew mid-single digits year over year, driven by demand generation activities and the use of IRX.
Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with ample liquidity of $3.7 billion. On a reported basis, the Company generated $305 million of cash flow from operating activities and invested $22 million in capital expenditures, resulting in free cash flow1 of $283 million, compared to cash flow from operating activities of $228 million and free cash flow1 of $204 million in the prior year period. Net debt to Adjusted EBITDA leverage3 was 2.0x for the second quarter, which was an increase of 1.0x as compared to the prior year driven primarily by the acquisition of ILC Dover within the quarter.
The Company received a one notch upgrade from each of its rating agencies, solidifying its investment grade status. In May 2024, the Company issued $3.3 billion of unsecured investment grade bonds. Proceeds of the bond issuance were used to repay $1.2 billion of floating rate secured term loans, $2.0 billion to partially fund the acquisition of ILC Dover, and $0.1 billion for
1 Non-GAAP measure (definitions and/or reconciliations in tables below)
2 Excludes the impact of FX and the acquisition of Roots. Compressors include oil lubricated, oil free, reciprocating, and centrifugal offerings.
3 Calculated as Net Debt to LTM Adjusted EBITDA

general corporate purposes. Under this new debt structure, Ingersoll Rand achieved a fixed / floating ratio of 84% / 16% and extended its weighted average maturity from six to ten years.
Consistent with our comprehensive capital allocation strategy led by M&A, in the second quarter of 2024, Ingersoll Rand deployed $2.6 billion to M&A. Ingersoll Rand closed on multiple acquisitions within the quarter, including:
•ILC Dover, a specialized manufacturer of innovative market leading powder management single-use solutions and liquid handling products, for biopharma and pharma markets, and specialty solutions for the design and production of silicone, thermoplastic components and assemblies for medical devices.
•Complete Air and Power Solutions, a leading provider of compressed air and power generation services with a strong customer base for over 40 years.
•Fruvac Ltd., a leading manufacturer of mobile and truck mounted vacuum pumps, systems, and peripheral parts.
•Del PD Pumps & Gear Pvt Ltd., a leading manufacturer of rotary, twin, and triple gear pumps for the loading, unloading, transfer, and pressurization of liquids.
The Company also returned approximately $71 million to shareholders through $63 million in share repurchases and $8 million through its quarterly dividend payment in the second quarter.
Raising 2024 Guidance
Ingersoll Rand is raising its guidance for full-year 2024 Revenue, Adjusted EBITDA, and Adjusted EPS ranges based on the strong performance in the first half, and its expectations of continued strong commercial and operational performance for the balance of the year. The full-year revenue guidance increase is driven by the recent M&A activity, partially offset by FX and a reduction in organic growth expectations, largely driven by China.

Key Metrics
	Previous Guidance as of 5/2/24	Revised Guidance as of 7/31/24
Revenue - Total Ingersoll Rand[2]	4-6%	6-8%
Ingersoll Rand (Organic)[1]	2-4%	0-2%
Industrial Technologies & Services (Organic)	2-4%	0-2%
Precision & Science Technologies (Organic)	2-4%	0-2%
FX Impact[3]	~Flat	(~1%)
M&A4	~$170M	~$440M
Corporate Costs	(~$170M)	(~$170M)
Adjusted EBITDA[1]	$1,940M - $2,000M (+9% - +12% YoY)	$2,010M - $2,060M (+12% - +15% YoY)
Adjusted EPS[1]	$3.20 - $3.30 (+8% - +11% YoY)	$3.27 - $3.37 (+10% - +14% YoY)
Reconciliations of non-GAAP measures related to full-year 2024 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
__________________________________________
1 Non-GAAP measure (definitions and/or reconciliations in tables below)
2 All revenue outlook commentary expressed in percentages and based on growth as compared to 2023
3 Based on June 2024 FX rates; does not include impact of FX on M&A
4 Reflects all completed and closed M&A as of July 31, 2024

Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the second quarter results on Thursday, August 1, 2024 at 8:00 a.m. (Eastern Time). To participate in the call, please dial 1-888-330-3073, domestically, or 1-646-960-0683, internationally, and use access Code 8970061. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand Inc.’s (the “Company” or “Ingersoll Rand”) expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) adverse impact on our operations and financial performance due to natural disaster, catastrophe, global pandemics, geopolitical tensions, cyber events, or other events outside of our control; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; and (11) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to Making Life Better for our employees, customers, shareholders, and planet. Customers lean on us for exceptional performance and durability in mission-critical flow creation and life sciences and industrial solutions. Supported by over 80+ respected brands, our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity, and efficiency. For more information, visit www.IRCO.com.
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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Organic Revenue Growth/(Decline),” “Two-Year Stack (for Organic Revenue Growth/(Decline)),” “Adjusted EBITDA,” “Adjusted EBITDA margin,” “Adjusted Net Income,” “Adjusted Diluted EPS” and “Free Cash Flow.”

Ingersoll Rand believes Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Organic Revenue Growth/(Decline) and Two-Year Stack (for Organic Revenue Growth/(Decline)) are helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it excludes the impact of foreign currency and acquisitions on revenue growth. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Organic Revenue Growth/(Decline) is defined as As Reported Revenue growth less the impacts of Foreign Currency and Acquisitions. Two-Year Stack with respect to Organic Revenue is defined as the sum of current year and prior year Organic Revenue Growth/(Decline). Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Ingersoll Rand believes Free Cash Flow is a useful supplemental financial measures for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Organic Revenue Growth/(Decline), Two-Year Stack (for Organic Revenue Growth/(Decline)), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Organic Revenue Growth/(Decline), Two-Year Stack (for Organic Revenue Growth/(Decline)), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Organic Revenue Growth/(Decline), Two-Year Stack (for Organic Revenue Growth/(Decline)), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Organic Revenue Growth/(Decline), Two-Year Stack (for Organic Revenue Growth/(Decline)), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Reconciliations of non-GAAP measures related to full-year 2024 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Contacts:
Investor Relations:	Media:
Matthew Fort	Sara Hassell
Matthew.Fort@irco.com	Sara.Hassell@irco.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2024	2023	2024	2023
Revenues	$1,805.3	$1,686.5	$3,475.4	$3,315.8
Cost of sales	1,012.0	989.0	1,935.8	1,954.1
Gross Profit	793.3	697.5	1,539.6	1,361.7
Selling and administrative expenses	342.1	315.6	678.4	626.7
Amortization of intangible assets	91.2	89.7	182.8	182.1
Other operating expense, net	88.2	19.8	113.4	40.2
Operating Income	271.8	272.4	565.0	512.7
Interest expense	50.8	40.8	87.6	79.7
Loss on extinguishment of debt	3.0	0.9	3.0	0.9
Other income, net	(18.1)	(8.2)	(31.3)	(17.8)
Income Before Income Taxes	236.1	238.9	505.7	449.9
Provision for income taxes	46.1	60.5	100.5	108.6
Income (loss) on equity method investments	(3.5)	2.4	(14.2)	2.7
Net Income	186.5	180.8	391.0	344.0
Less: Net income attributable to noncontrolling interests	1.5	1.3	3.8	3.4
Net Income Attributable to Ingersoll Rand Inc.	$185.0	$179.5	$387.2	$340.6

Basic earnings per share	0.46	0.44	0.96	0.84
Diluted earnings per share	0.45	0.44	0.95	0.83

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,062.5	$1,595.5
Accounts receivable, net of allowance for credit losses of $56.9 and $53.8, respectively	1,301.4	1,234.2
Inventories	1,160.0	1,001.1
Other current assets	319.3	219.6
Total current assets	3,843.2	4,050.4
Property, plant and equipment, net of accumulated depreciation of $535.0 and $500.8, respectively	830.0	711.4
Goodwill	8,217.1	6,609.7
Other intangible assets, net	4,478.2	3,611.1
Deferred tax assets	29.6	31.5
Other assets	440.4	549.4
Total assets	$17,838.5	$15,563.5
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$4.5	$30.6
Accounts payable	748.5	801.2
Accrued liabilities	1,011.6	995.5
Total current liabilities	1,764.6	1,827.3
Long-term debt, less current maturities	4,750.9	2,693.0
Pensions and other postretirement benefits	150.9	150.0
Deferred income tax liabilities	838.2	612.6
Other liabilities	309.7	433.9
Total liabilities	$7,814.3	$5,716.8
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 430,371,281 and 428,589,061 shares issued as of June 30, 2024 and December 31, 2023, respectively	4.3	4.3
Capital in excess of par value	9,595.3	9,550.8
Retained earnings	2,068.3	1,697.2
Accumulated other comprehensive loss	(340.1)	(227.6)
Treasury stock at cost; 26,595,683 and 25,241,667 shares as of June 30, 2024 and December 31, 2023, respectively	(1,369.6)	(1,240.9)
Total Ingersoll Rand stockholders' equity	$9,958.2	$9,783.8
Noncontrolling interests	66.0	62.9
Total stockholders' equity	$10,024.2	$9,846.7
Total liabilities and stockholders' equity	$17,838.5	$15,563.5

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Six Month Period Ended June 30,
	2024	2023
Cash Flows From Operating Activities:
Net income	$391.0	$344.0
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	182.8	182.1
Depreciation	51.3	43.7
Non-cash restructuring charges	—	1.9
Stock-based compensation expense	28.6	24.0
Income (loss) on equity method investments	14.2	(2.7)
Foreign currency transaction gains, net	(0.7)	(0.1)
Non-cash adjustments to carrying value of LIFO inventories	7.2	14.3
Loss on extinguishment of debt	3.0	0.9
Loss on sale of asbestos-related assets and liabilities	33.7	—
Other non-cash adjustments	3.4	5.2
Changes in assets and liabilities:
Receivables	(8.1)	(62.7)
Inventories	(63.6)	(29.6)
Accounts payable	(72.8)	(126.8)
Accrued liabilities	(44.3)	53.1
Other assets and liabilities, net	(59.2)	(48.6)
Net cash provided by operating activities	466.5	398.7
Cash Flows Used In Investing Activities:
Capital expenditures	(84.1)	(47.2)
Net cash paid in acquisitions	(2,744.0)	(615.8)
Disposals of property, plant and equipment	—	7.3
Other investing	(6.0)	0.3
Net cash used in investing activities	(2,834.1)	(655.4)
Cash Flows From (Used In) Financing Activities:
Principal payments on long-term debt	(1,240.7)	(20.6)
Proceeds from long-term debt	3,296.9	—
Purchases of treasury stock	(135.5)	(132.8)
Cash dividends on common shares	(16.1)	(16.2)
Proceeds from stock option exercises	22.7	15.6
Payments to settle cross-currency swaps	(19.9)	—
Payments of deferred and contingent acquisition consideration	(12.0)	(5.3)
Payments of debt issuance costs	(32.3)	(5.3)
Other financing	(1.1)	(1.1)
Net cash provided by (used in) financing activities	1,862.0	(165.7)
Effect of exchange rate changes on cash and cash equivalents	(27.4)	(12.5)
Net decrease in cash and cash equivalents	(533.0)	(434.9)
Cash and cash equivalents, beginning of period	1,595.5	1,613.0
Cash and cash equivalents, end of period	$1,062.5	$1,178.1

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED FINANCIAL INFORMATION
(Dollars in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2024	2023	2024	2023
Ingersoll Rand
Revenues	$1,805.3	$1,686.5	$3,475.4	$3,315.8
Adjusted EBITDA	$494.6	$424.7	$953.1	$824.8
Adjusted EBITDA Margin	27.4%	25.2%	27.4%	24.9%

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME ATTRIBUTABLE TO INGERSOLL RAND AND ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited; in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2024	2023	2024	2023
Net Income	$186.5	$180.8	$391.0	$344.0
Plus:
Provision for income taxes	46.1	60.5	100.5	108.6
Amortization of acquisition related intangible assets	89.1	87.1	178.6	176.9
Restructuring and related business transformation costs	3.9	5.9	14.6	10.2
Acquisition and other transaction related expenses and non-cash charges	27.7	13.8	43.0	31.8
Stock-based compensation	14.5	11.9	28.6	24.0
Foreign currency transaction gains, net	—	(1.1)	(0.7)	(0.1)
Loss (income) on equity method investments	3.5	(2.4)	14.2	(2.7)
Loss on extinguishment of debt	3.0	0.9	3.0	0.9
Adjustments to LIFO inventories	0.4	6.5	7.2	14.3
Cybersecurity incident costs	(0.1)	2.2	0.5	2.2
Loss on asbestos sale	58.8	—	58.8	—
Other adjustments	—	—	0.4	(1.4)
Minus:
Income tax provision, as adjusted	92.3	87.9	178.7	163.5
Adjusted Net Income	341.1	278.2	661.0	545.2
Less: Net income attributable to noncontrolling interest	1.5	1.3	3.8	3.4
Adjusted Net Income Attributable to Ingersoll Rand Inc.	$339.6	$276.9	$657.2	$541.8

Adjusted Basic Earnings Per Share[1]	$0.84	$0.68	$1.63	$1.34
Adjusted Diluted Earnings Per Share[2]	$0.83	$0.68	$1.61	$1.33

Average shares outstanding:
Basic, as reported	403.5	404.5	403.5	404.8
Diluted, as reported	407.4	408.3	407.7	408.8
Adjusted diluted[2]	407.4	408.3	407.7	408.8
1 Basic and diluted earnings (loss) per share (as reported) are calculated by dividing net income (loss) attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME AND CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2024	2023	2024	2023
Net Income	$186.5	$180.8	$391.0	$344.0
Plus:
Interest expense	50.8	40.8	87.6	79.7
Provision for income taxes	46.1	60.5	100.5	108.6
Depreciation expense	24.6	21.3	49.3	42.0
Amortization expense	91.2	89.7	182.8	182.1
Restructuring and related business transformation costs	3.9	5.9	14.6	10.2
Acquisition and other transaction related expenses and non-cash charges	27.7	13.8	43.0	31.8
Stock-based compensation	14.5	11.9	28.6	24.0
Foreign currency transaction gains, net	—	(1.1)	(0.7)	(0.1)
Loss (income) on equity method investments	3.5	(2.4)	14.2	(2.7)
Loss on extinguishment of debt	3.0	0.9	3.0	0.9
Adjustments to LIFO inventories	0.4	6.5	7.2	14.3
Cybersecurity incident costs	(0.1)	2.2	0.5	2.2
Loss on asbestos sale	58.8	—	58.8	—
Interest income on cash and cash equivalents	(16.3)	(6.1)	(27.7)	(10.8)
Other adjustments	—	—	0.4	(1.4)
Adjusted EBITDA	$494.6	$424.7	$953.1	$824.8
Minus:
Interest expense	50.8	40.8	87.6	79.7
Income tax provision, as adjusted	92.3	87.9	178.7	163.5
Depreciation expense	24.6	21.3	49.3	42.0
Amortization of non-acquisition related intangible assets	2.1	2.6	4.2	5.2
Interest income on cash and cash equivalents	(16.3)	(6.1)	(27.7)	(10.8)
Adjusted Net Income	$341.1	$278.2	$661.0	$545.2

Free Cash Flow:
Cash flows from operating activities	$304.9	$228.4	$466.5	$398.7
Minus:
Capital expenditures	21.8	24.8	84.1	47.2
Free Cash Flow	$283.1	$203.6	$382.4	$351.5

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME
(Unaudited; in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2024	2023	2024	2023
Orders
Industrial Technologies and Services	$1,465.4	$1,444.3	$2,863.8	$2,894.6
Precision and Science Technologies	334.0	293.1	643.0	619.6
Total Orders	$1,799.4	$1,737.4	$3,506.8	$3,514.2
Revenue
Industrial Technologies and Services	$1,466.5	$1,378.4	$2,839.9	$2,695.6
Precision and Science Technologies	338.8	308.1	635.5	620.2
Total Revenue	$1,805.3	$1,686.5	$3,475.4	$3,315.8
Segment Adjusted EBITDA
Industrial Technologies and Services	$436.2	$377.5	$847.3	$723.1
Precision and Science Technologies	102.5	90.0	193.9	184.5
Total Segment Adjusted EBITDA	$538.7	$467.5	$1,041.2	$907.6
Less items to reconcile Segment Adjusted EBITDA to Income Before Income Taxes:
Corporate expenses not allocated to segments	$44.1	$42.8	$88.1	$82.8
Interest expense	50.8	40.8	87.6	79.7
Depreciation and amortization expense	115.8	111.0	232.1	224.1
Restructuring and related business transformation costs	3.9	5.9	14.6	10.2
Acquisition and other transaction related expenses and non-cash charges	27.7	13.8	43.0	31.8
Stock-based compensation	14.5	11.9	28.6	24.0
Foreign currency transaction gains, net	—	(1.1)	(0.7)	(0.1)
Loss on extinguishment of debt	3.0	0.9	3.0	0.9
Adjustments to LIFO inventories	0.4	6.5	7.2	14.3
Cybersecurity incident costs	(0.1)	2.2	0.5	2.2
Loss on asbestos sale	58.8	—	58.8	—
Interest income on cash and cash equivalents	(16.3)	(6.1)	(27.7)	(10.8)
Other adjustments	—	—	0.4	(1.4)
Income Before Income Taxes	236.1	238.9	505.7	449.9
Provision for income taxes	46.1	60.5	100.5	108.6
Income (loss) on equity method investments	(3.5)	2.4	(14.2)	2.7
Net Income	$186.5	$180.8	$391.0	$344.0

INGERSOLL RAND INC. AND SUBSIDIARIES
ORDERS GROWTH (DECLINE) BY SEGMENT1

	For the Three Month Period Ended June 30,		Two-Year Stack[2]
	2024	2023
Ingersoll Rand
Organic growth (decline)	(1.2%)	4.6%	3.4%
Impact of foreign currency	(0.9%)	(1.3%)	(2.2%)
Impact of acquisitions	5.7%	5.4%	11.1%
Total orders growth (decline)	3.6%	8.7%	12.3%

Industrial Technologies & Services
Organic growth (decline)	(2.6%)	8.2%	5.6%
Impact of foreign currency	(1.0%)	(1.4%)	(2.4%)
Impact of acquisitions	5.1%	6.0%	11.1%
Total orders growth (decline)	1.5%	12.8%	14.3%

Precision & Science Technologies
Organic growth (decline)	5.8%	(10.2%)	(4.4%)
Impact of foreign currency	(0.7%)	(0.7%)	(1.4%)
Impact of acquisitions	8.9%	3.0%	11.9%
Total orders decline	14.0%	(7.9%)	6.1%
1 Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.
2 Two-year stack is defined as the sum of current year growth/(decline) and prior year growth/(decline).

INGERSOLL RAND INC. AND SUBSIDIARIES
REVENUE GROWTH (DECLINE) BY SEGMENT1

	For the Three Month Period Ended June 30,		Two-Year Stack[2]
	2024	2023
Ingersoll Rand
Organic growth	1.0%	12.4%	13.4%
Impact of foreign currency	(0.9%)	(1.2%)	(2.1%)
Impact of acquisitions	6.9%	5.9%	12.8%
Total revenue growth	7.0%	17.1%	24.1%

Industrial Technologies & Services
Organic growth	1.4%	14.4%	15.8%
Impact of foreign currency	(0.9%)	(1.4%)	(2.3%)
Impact of acquisitions	5.9%	6.8%	12.7%
Total revenue growth	6.4%	19.8%	26.2%

Precision & Science Technologies
Organic growth (decline)	(1.1%)	4.6%	3.5%
Impact of foreign currency	(0.6%)	(0.6%)	(1.2%)
Impact of acquisitions	11.7%	2.5%	14.2%
Total revenue growth (decline)	10.0%	6.5%	16.5%
1 Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.
2 Two-year stack is defined as the sum of current year growth/(decline) and prior year growth/(decline).